UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 27, 2009
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 5.02	Departure of Director
On February 27, 2009, Thomas G. Wood tendered his resignation to the Board of Directors. In his notification to the Company, Mr. Wood stated that he did not feel he possessed adequate knowledge in the areas of gaming or finance to be able to make informed decisions concerning those matters when brought before the Board of Directors. Mr. Wood was elected as a Director on July 8, 2008 and did not serve on any Board Committees.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: March 2, 2009